UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2013

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 10th Floor
New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Capital Trust, Inc.

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2013, Capital Trust, Inc. (the “Company”) entered into a Trademark License Agreement (the “License Agreement”) with Blackstone TM L.L.C. (the “Licensor”), an affiliate of The Blackstone Group L.P. (“Blackstone”). BREDS/CT Advisors L.L.C. (the “Manager”), an affiliate of Blackstone, serves as the Company’s manager and as of May [_], 2013 an affiliate of Blackstone owned approximately 17.1% of the Company’s outstanding shares of class A common stock, par value $0.01 per share (the “Class A Common Stock”).

Pursuant to the terms and conditions of the License Agreement, the Company was granted a non-exclusive, royalty-free license to use the name “Blackstone Mortgage Trust, Inc.” and the ticker symbol “BXMT” in connection with the Company’s rebranding. Subject to certain limitations, the Company will have the right to use the name Blackstone Mortgage Trust, Inc. for so long as the Manager (or another affiliate of the Licensor) serves as the Company’s manager and the Manager (or another managing entity) remains an affiliate of the Licensor. The License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice; provided that upon notification of such termination by the Company, the Licensor may elect to effect termination of the License Agreement immediately at any time after 30 days from the date of such notification. In the event the License Agreement is terminated, the Company will be required to, among other things, change its name and ticker symbol. The Company has agreed to indemnify the Licensor and its affiliates for certain losses that may arise in connection with its breach of the License Agreement, the operation of its business, or its use of the name “Blackstone Mortgage Trust, Inc.”

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 6, 2013, the Company issued a press release and detailed presentation announcing its financial results for the first quarter ended March 31, 2013. The press release and full detailed presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K report and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2013, the Company filed articles of amendment to the Company’s charter (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland that: (i) changed the name of the Company to “Blackstone Mortgage Trust, Inc.”; (ii) provided for a 1-for-10 reverse stock split of its Class A Common Stock to take effect at 5:01 p.m. (EDT) on May 6, 2013 (the “Effective Time”); and (iii) provided for the par value of the Class A Common Stock to be changed from $0.10 per share (as a result of the reverse stock split) back to $0.01 per share.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

As of the Effective Time, the Company effected its previously announced reverse stock split and name and ticker symbol changes. At the market opening on May 7, 2013, the Company’s Class A Common Stock will begin trading on the New York Stock Exchange on a post-split adjusted basis under the symbol “BXMT” under a new CUSIP number: 09257W 100. In addition, the Company launched its new website: www.blackstonemortgagetrust.com.

For additional information about the reverse stock split, see the Company’s Current Report on Form 8-K filed on April 26, 2013, including the press release filed an exhibit thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment dated May 6, 2013.

10.1	Trademark License Agreement, dated May 6, 2013, between Capital Trust, Inc. and Blackstone TM L.L.C.

99.1	Press Release of Blackstone Mortgage Trust, Inc. dated May 6, 2013.

99.2	Presentation of Blackstone Mortgage Trust, Inc. dated May 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013

BLACKSTONE MORTGAGE TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer